Exhibit 17

Federated U.S. Government Bond Fund

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON August 13, 2012

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated U.S. Government Bond Fund, (the “Trust”), hereby designate and appoint Gail C. Jones, Alexander H. Grelli, Cathy C. Ryan, Joseph W. Kulbacki, Erin J. Dugan and Shannon L. McDowell, as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on August 13, 2012, at 4000 Ericsson Drive, Warrendale, Pennsylvania, 15086-7561, at 2:00 p.m. (Eastern Time), and at any adjournment thereof. The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

Shareholder Name Here Address Here Address Here Address Here Address Here (shows through window on outbound envelope)

QUESTIONS ABOUT THIS PROXY? Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-866-745-0268. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on August 13, 2012:

The proxy statement for this meeting is available at: FederatedU.S.GovernmentBondFund.pdf

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

Please see the instructions below if you wish to vote by PHONE (live proxy representative or touch-tone phone), by MAIL or via the INTERNET. Please use whichever method is most convenient for you. If you choose to vote via the Internet or by phone, you should not mail your proxy card. Please vote today!

PHONE: To cast your vote by phone with a proxy voting representative, call toll-free 1-866-745-0268 and provide the representative with the control number found on the reverse side of this proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL: To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

Options below are available 24 hours a day / 7 days a week

PHONE: To cast your vote via a touch-tone voting line, call toll-free 1-888-227-9349 and enter the control number found on the reverse side of this proxy card.

INTERNET: To vote via the Internet, go to www.proxyonline.us and enter the control number found on the reverse side of this proxy card.

NOTE: Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Shareholder sign here Date

Joint owner sign here Date

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

Federated U.S. Government Bond Fund

CONTROL NUMBER

123456789123

If you received more than one ballot because you have multiple investments in the Funds, please remember to vote all of your ballots!

Remember to sign and date the reverse side before mailing in your vote. This proxy card is valid only when signed and dated.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FEDERATED U.S. GOVERNMENT BOND FUND. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

	FOR	AGAINST	ABSTAIN
1. PROPOSAL: To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Total Return Government Bond Fund (“Acquiring Fund”), would acquire all or substantially all of the assets of Federated U.S. Government Bond Fund (“Acquired Fund”) in exchange for Service Shares of Acquiring Fund to be distributed pro rata by Acquired Fund in complete liquidation and termination of Acquired Fund.	□	□	□

THANK YOU FOR VOTING